UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2009

Strategic Hotels & Resorts, Inc.
 (Exact name of registrant as specified in its charter)

Maryland	001-32223	33-1082757
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Madison Street, Suite 1700, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 658-5000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 25, 2009, SHR St. Francis, L.L.C. (the “St. Francis Borrower”), an indirect wholly owned subsidiary of Strategic Hotel Funding, L.L.C. (“SH Funding”), the operating company of Strategic Hotels & Resorts, Inc. (the “Company”), entered into a second amendment (the “St. Francis Loan Amendment”) to its mortgage loan (the “St. Francis Loan”) with Metropolitan Life Insurance Company (the “Lender”), in the original principal amount of $220,000,000.00, as evidenced by a Promissory Note, dated as of July 6, 2006, by the St. Francis Borrower in favor of Lender (the “St. Francis Promissory Note”). The St. Francis Loan is secured by, among other things, the Westin St. Francis San Francisco hotel.

Also on March 25, 2009, SHC Columbus Drive, LLC (the “Fairmont Borrower”), a wholly owned subsidiary of SH Funding, entered into a second amendment (the “Fairmont Loan Amendment,” and together with the St. Francis Loan Amendment, the “Amendments”) to its mortgage loan (the “Fairmont Loan”) with the Lender, in the original principal amount of $123,750,000.00, as evidenced by a Promissory Note, dated as of March 9, 2007, made by the Fairmont Borrower in favor of Lender (the “Fairmont Promissory Note” and together with the St. Francis Promissory Note, the “Notes”). The Fairmont Loan is secured by, among other things, the Fairmont Chicago hotel.

Each Amendment, among other things, replaced an existing covenant in the Deed of Trust, Security Agreement and Fixture Filing, dated as of July 6, 2006, by the St. Francis Borrower to the Lender, in the case of the St. Francis Loan, and the Mortgage, Security Agreement and Fixture Filing, dated as of March 9, 2007, by the Fairmont Borrower to the Lender, in the case of the Fairmont Loan, in each case, requiring the Company to maintain a Consolidated Tangible Net Worth (as defined in the Second Modification of Promissory Note, Deed of Trust, Security Agreement and Fixture Filing, Assignment of Leases and Other Loan Documents for the St. Francis Loan Amendment and the Second Modification of Promissory Note, Mortgage, Security Agreement and Fixture Filing, Assignment of Leases and Other Loan Documents for the Fairmont Loan Amendment (collectively, the “Modification Documents”)) of not less than $946,830,750.00 plus seventy-five percent (75%) of the proceeds to the Company of any new issuances of common Capital Stock, as defined in the Modification Documents, with a covenant requiring the Company to maintain a Consolidated Tangible Net Worth of not less than $600,000,000 plus seventy-five percent (75%) of the net proceeds to the Company of any new issuances of common Capital Stock, excluding proceeds of any Capital Stock of the Company or SH Funding used to redeem any outstanding issue of Capital Stock (including payment in connection therewith of any accrued dividends) or Capital Stock of the Company or SH Funding issued to discharge indebtedness.

The foregoing description of the Amendments is qualified in its entirety by reference to the Modification Documents, which are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1
Second Modification of Promissory Note, Deed of Trust, Security Agreement and Fixture Filing, Assignment of Leases and Other Loan Documents, dated as of March 25, 2009, by and among SHR St. Francis, L.L.C., DTRS St. Francis, L.L.C. and Metropolitan Life Insurance Company.
99.2
Second Modification of Promissory Note, Mortgage, Security Agreement and Fixture Filing, Assignment of Leases and Other Loan Documents, dated as of March 25, 2009, by and among SHC Columbus Drive, LLC, DTRS Columbus Drive, LLC and Metropolitan Life Insurance Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 30, 2009

STRATEGIC HOTELS & RESORTS, INC.

By: /s/ Paula C. Maggio
Name: Paula C. Maggio
Title: Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1
Second Modification of Promissory Note, Deed of Trust, Security Agreement and Fixture Filing, Assignment of Leases and Other Loan Documents, dated as of March 25, 2009, by and among SHR St. Francis, L.L.C., DTRS St. Francis, L.L.C. and Metropolitan Life Insurance Company.
99.2
Second Modification of Promissory Note, Mortgage, Security Agreement and Fixture Filing, Assignment of Leases and Other Loan Documents, dated as of March 25, 2009, by and among SHC Columbus Drive, LLC, DTRS Columbus Drive, LLC and Metropolitan Life Insurance Company.